UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 26, 2012

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2012, The Dixie Group, Inc. (the “Company”) amended and modified an outstanding financing arrangement with General Electric Credit Corporation (“GE”) originally entered into effective August 21, 2009, by extending the term of the arrangement to 60 months, beginning July 1, 2012, and restating the capitalized cost financed pursuant to the arrangement to the then current balance due of $2,825,697.64. Simultaneously with the amendment and modification, GE released $809,026 of funds formerly deposited as security by the company with GE, and returned a letter of credit in the principal amount of $768,722.
The original financing arrangement was reported by the Company on a current Form 8-K filed August 25, 2009.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
(10.1) Modification Agreement, dated June 26, 2012.

(10.2)	Agreement to Reduce Security Deposit Amount and Amendment to Security Deposit Pledge Agreement, dated June 26, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	THE DIXIE GROUP, INC.
/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer